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                                                                   Exhibit 10.18

                                    FORM OF
                       AWARD DESCRIPTION AND AGREEMENT FOR
                            PERFORMANCE SHARE AWARDS
                                GRANTED UNDER THE
               ARCH CHEMICALS, INC. 1999 LONG TERM INCENTIVE PLAN
                            GRANTED ________________

1.    Terms

The terms and conditions of the Performance Shares (as defined below) are contained in the Award Certificate evidencing the grant of such shares, this Award Agreement (as defined below) and in the Arch Chemicals, Inc. 1999 Long Term Incentive Plan (the "Plan") and such resolutions, rules and policies previously or hereinafter adopted by the Compensation Committee of the Board of Directors of Arch Chemicals, Inc. from time to time.

2.    Definitions

As used herein:

      "Award Agreement" means this Award Description and Agreement.

      "Measurement Date" means with respect to a Performance Cycle, the last day of the second calendar year of the Performance Cycle and the last day of the third calendar year of such Performance Cycle.

      "Participant" means a Salaried Employee granted an award of Performance Shares under the Plan.

      "Payment Schedule" means with respect to a Performance Share, such Performance Share's schedule as set forth in Exhibit I hereto with respect to the Performance Cycle to govern determination of the Payment Value of such Performance Share.

      "Payment Value" means with respect to a Performance Share at any given time, the portion, if any, of such Performance Share which a Participant has earned at such time under the applicable Payment Schedule during the Performance Cycle relating to that Performance Share.

      "Performance Cycle" means with respect to Performance Shares, a period of three fiscal years (beginning with the fiscal year in which such Performance Shares are granted) over which such Performance Shares are to be earned in accordance with the Payment Schedule; provided a Performance Cycle shall end upon full payment of the Performance Shares relating thereto.

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      "Performance Goal" means with respect to a particular Performance Share the particular goal established by the Committee with respect to a particular performance measure for such Performance Share as set forth in resolutions of the Committee as adopted from time to time.

      "Performance Share" means a unit denominated as one phantom share of Arch Chemicals, Inc. Common Stock, granted as a Performance Award pursuant to
      Section 6(c) of the Plan.

      "Valuation Date" means (i) for purposes of paragraphs 4(d) and 4(f) below, the fourth business day following the public release of the Company's annual earnings relating to the year in which the Measurement Date that has triggered the payout of the Performance Shares has occurred and (ii) in connection with a payment arising as a result of a Change in Control, on the first business day immediately prior to the Change in Control (or if in the case of clause (i) or (ii) hereof the Arch Chemicals, Inc. Common Stock is not traded on such day, the first preceding day on which such stock is traded).

Other capitalized terms utilized but not defined herein have the meanings specified in the Plan.

3.    Performance Share Awards

      Performance Shares which are awarded to a Participant shall have a Payment Value during a Performance Cycle determined on the basis of the performance of Arch over such Performance Cycle in accordance with the applicable Payment Schedule. The Payment Schedules, Performance Cycles and performance measures applicable to Performance Shares are set forth in
      Exhibit I hereto. Except as may be otherwise set forth in the Plan or herein, no Performance Share may be earned prior to the Measurement Date of the applicable Performance Cycle and then only to the extent set forth in the applicable Payment Schedule.

4.    Vesting and Payment

(a) Except as otherwise provided in the Plan, a Participant's interest in the Payment Value of Performance Shares awarded to him or her shall vest, if at all, only on the Measurement Date of an applicable Performance Cycle, as the case may be, for such Performance Shares and only to the extent earned and payable at such time in accordance with the Payment Schedule.

(b) The Payment Value of each Performance Share at a given time shall be the portion, if any, of such Performance Share called for under the Payment Schedule at such time applicable to such Performance Share's Performance Cycle. Each vested Performance Share shall be payable to a Participant in cash only.

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(c)   The portion of each Performance Share not earned by the end of the
      Performance Cycle relating to such Performance Share shall be forfeited.

(d) The total amount of Payment Value due and earned by a Participant on the Measurement Date of an applicable Performance Cycle shall be paid promptly but no later than the tenth business day after the Valuation Date except as specifically otherwise provided in the Plan or herein or by the Committee.

(e) The Participant may defer payment of Payment Values until such date, before or after retirement or other termination of employment, as provided in, and subject to, the Company's Employee Deferral Plan.

(f) For Payment Values of Performance Shares that are to be paid in cash, the Arch Chemicals, Inc. Common Stock will be valued at the average of the high and low sales prices thereof as reported on the consolidated transaction reporting system for New York Stock Exchange issues on the Valuation Date.

(g) With respect to Participants who are "covered employees" within the meaning of Section 162(m) of the Code, the payment of the Payment Value of the Performance Shares held by such Participants is expressly conditioned upon the following events having occurred prior to such payment if required by such Section: (i) the material terms of the Plan, including the performance measures, shall have been disclosed to and approved by Arch's shareholders and (ii) the Committee shall have certified that the performance measures and other material terms of the Performance Shares were satisfied in accordance with the terms of the Award Certificate, this Award Description and the Plan and the payout is consistent therewith. The Performance Share Awards are hereby designated as "performance-based" compensation.

5.    Termination of Employment

(a) A Participant's outstanding Performance Shares not yet earned and payable under the Payment Schedule relating to a Performance Cycle shall be forfeited if the Participant ceases to be an employee of the Company or any subsidiary of the Company for any reason before the end of such Performance Cycle except if the Committee provides or has provided otherwise (or if delegated by the Committee to the Chief Executive Officer, the Chief Executive Officer so provides).

(b) With respect to any non-forfeited Performance Shares of a terminated Participant relating to incomplete Performance Cycles, he or she shall be entitled to the Payment Value at the time provided in and subject to the applicable Payment Schedule if the Committee (or its delegatee) so decides.

6.    Change in Control

      Unless the Committee or the Board has acted otherwise, upon a Change in Control, outstanding Performance Shares shall become vested, deemed earned in full and

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      promptly paid to the Participants in cash (but no later than the tenth business day after the Change in Control), in each case without regard to payment schedules and notwithstanding that the applicable performance cycle shall not have been completed.

7.    Tax Withholding

      From any payout of the Performance Shares or Payment Values, federal, state or local taxes as may be applicable to such payout ("withholding taxes") shall be deducted for withholding taxes to be paid by the Participant.

8.    Dividend Equivalents

      Unless and until the Committee decides otherwise and while a Performance Share is outstanding, within five business days of each cash dividend payment date relating to Company Common Stock, the Company will pay to a Participant for each outstanding Performance Share so held on such dividend payment date a cash payment equal to the cash dividend payment made on one share of Company Common Stock on such cash dividend payment date. Performance Shares carry no voting rights nor shall the holder thereof be entitled to dividends or other rights enjoyed by shareholders except as otherwise provided in this Section 8.

9.    Miscellaneous

(a) By acceptance of the award of Performance Shares, each employee agrees that such award is special compensation, and that any amount paid under the Award Agreement will not affect

      (i) the amount of any pension under any pension or retirement plan in which he or she participates as an employee of the Company,

      (ii) the amount of coverage under any group life insurance plan in which he or she participates as an employee of the Company,

      (iii) the benefits under any other benefit plan of any kind heretofore or hereafter in effect, under which the availability or amount of benefits is related to compensation.


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                                    EXHIBIT I

Performance Cycle:        Ending on [end of three calender years beginning with
                          the grant year].

Performance Measure:      [Return on Equity ("ROE")]* for the calendar year
                          ending at a Measurement Time.

Payment Schedule:

                                                            Payout                     Units Forfeited
                                                            ------                     ---------------
[ROE]* Equal to or Greater Than the Performance             100%**                     Not Applicable
Goal for Year Two at end of Year Two**

[ROE]* Equal to or Greater Than the Performance          100% if no                    Not Applicable
Goal for Year Three at end of Year Three               payout for Year
                                                         Two occurs;
                                                       otherwise, not
                                                         applicable.

[ROE]* That is Less Than the Performance Goal                 0%                            100%
for Year Three at the End of Year Three and
no payout has occurred

* ROE for grants made in 2003, 2004 and 2005. Future grants may use ROE or another performance measure permitted by the Plan.

** Provided such payout will not occur if it would cause any other performance share award or performance retention share award granted under the Plan prior to this award to not payout. In such case, ROE shall not be measured for this award at the end of Year Two.

No more than one payout may occur for Performance Shares with respect to the Performance Cycle.